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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                February 17, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                                ecom ecom.com, inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Florida                  33-96638-A              65-0538051
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



       Suite 1000, 3801 PGA Boulevard, Palm Beach Gardens, Florida 33410
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           Address of Principal Executive Offices, Including Zip Code



                                (561) 622-4395
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code








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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      At its annual shareholders' meeting held on February 17, 2000, the shareholders of eCom eCom.com, Inc., a Florida corporation (the "Registrant" or the "Company") voted to appoint Wieseneck, Andres & CO., P.A. as the Company's independent accountants replacing the Company's prior independent accountants, Hafer & Gilmer, P.A. who were dismissed as of such date. The decision to elect a new accounting firm was recommended by the Company's Board of Directors in order to access the resources provided by an accounting firm with a more extensive practice servicing publicly held companies.

      Hafer & Gilmer's report on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's most recent two fiscal years there have been no disagreements with Hafer & Gilmer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of Hafer & Gilmer would have caused them to make a reference to the subject matter of the disagreement in connection with their report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
           AND EXHIBITS.

      (a) Listed below are the financial statement, pro forma financial information and exhibits, if any, filed as a part of this report.

           None

      (c)  EXHIBITS

           None.


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                              ecom ecom.com, inc.




February 23, 2000             By: /s/ David J. Panaia
                                  David J. Panaia, President